                         [PERKINS COIE LLP LETTERHEAD]



                                                                     Exhibit 8.1

Shurgard Storage Centers, Inc.
1155 Valley Street, Suite 400
Seattle, Washington  98109

        RE: SHURGARD STORAGE CENTERS, INC. REGISTRATION STATEMENT ON FORM S-4/A, REGISTRATION NO. 333-63490

Ladies and Gentlemen:

        We have acted as counsel to Shurgard Storage Centers, Inc., a Washington corporation in connection with its offer to exchange (the "exchange offer") up to $200,000,000 in aggregate principal amount of its 7 3/4% notes due 2011 (the "exchange notes") for the same principal amount of its outstanding 7 3/4% notes due 2011 (the "original notes"). The terms of the original notes and the exchange notes are described in the prospectus of a registration statement on Form S-4 (Registration No. 333-63490) originally filed with the Securities and Exchange Commission (the "Commission") on June 20, 2001 under the Securities Act of 1933, as amended (the "Act"). Such registration statement, as amended or supplemented, is hereinafter referred to as the "registration statement." The terms of the exchange offer, which are set forth in the prospectus of the registration statement, are incorporated herein by reference.

        You have requested our opinion regarding the anticipated material United States federal income tax consequences of the exchange offer. In formulating our opinion, we have examined the registration statement and such certificates, records and other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination of such material, we have not conducted an independent investigation of any of the facts set forth in the registration statement, certificates, records and other documents. Consequently, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all copies of documents submitted to us.

        In addition, our opinion herein is based on, as of the date hereof, the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service contained in published revenue rulings, revenue procedures and announcements, pertinent judicial authorities and other applicable authorities, all of which are subject to change either prospectively or retroactively. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions stated herein.

        Our opinion relates only to the federal income tax laws of the United States, and we express no opinion with respect to other federal laws or with respect to the laws of any other jurisdiction. Further, we express no opinion concerning any tax consequences except as expressly set forth in the registration statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

        Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the registration statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS," to the extent it constitutes summaries of legal matters or legal conclusions, is a fair and accurate summary of the material United States federal income tax consequences of the exchange offer.

        This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. Further, this opinion is based on the accuracy of the facts and the representations set forth in the registration statement. In the event any one of the facts, representations or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon. In addition, there can be no assurances that the Internal Revenue Service will not assert contrary positions.

        We hereby consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ PERKINS COIE LLP

                                            PERKINS COIE LLP

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